Exhibit 99.1

FOR IMMEDIATE RELEASE
December 10, 2014
Contact: Investor Inquiries:
Casey Farrell, ViewPoint Financial Group, Inc.
972-801-5871/shareholderrelations@viewpointfinancialgroup.com

Media Inquiries:
Mary Rische, ViewPoint Bank
972-758-1554/mary.rische@viewpointbank.com

ViewPoint Financial Group, Inc. Receives Regulatory Approvals for Merger with
LegacyTexas Group, Inc.

PLANO, Texas, December 10, 2014 -- ViewPoint Financial Group, Inc. ("ViewPoint") (NASDAQ: VPFG) and LegacyTexas Group, Inc. ("LegacyTexas") announced today that they have received all regulatory approvals required to complete their merger. After the satisfaction of customary closing conditions, including applicable waiting periods, ViewPoint and LegacyTexas plan to complete their merger on January 1, 2015.

“We are pleased to complete the regulatory approval process,” said ViewPoint President and Chief Executive Officer Kevin J. Hanigan. “Our integration plan is on target, and we look forward to being recognized as the leading community bank serving businesses and families in the Dallas-Fort Worth area.”

“Today marks an important milestone in a partnership that creates one of the premier banking organizations in Texas," said LegacyTexas Vice Chairman and Chief Executive Officer George A. Fisk.  “We are very excited for our stockholders, our employees, our customers and our community.”

The merger, which has been unanimously approved by the boards of directors of both companies and by the stockholders of LegacyTexas, will result in one of the largest independent banks in the state of Texas, with 51 branches and pro forma assets of nearly $6 billion. Immediately following completion of the merger, ViewPoint will be known as LegacyTexas Financial Group, Inc. and begin trading under the ticker symbol LTXB. The banking subsidiary will be known as LegacyTexas Bank, with branch and branding integration planned for February 2015.

About ViewPoint Financial Group, Inc.
ViewPoint Financial Group, Inc. is the holding company for ViewPoint Bank, N.A. ViewPoint Bank, N.A. operates 31 banking offices in the Dallas/Fort Worth metropolitan area, including two First National Bank of Jacksboro locations in Jack and Wise Counties. For more information, please visit www.viewpointbank.com or www.viewpointfinancialgroup.com.

About LegacyTexas Group, Inc.
LegacyTexas Group, Inc. is the holding company for LegacyTexas Bank, headquartered in Plano, Texas. LegacyTexas Bank operates 20 branches in the Dallas/Fort Worth metropolitan area. Additionally, LegacyTexas Bank operates insurance and title company businesses. For more information, please visit www.legacytexasbank.com.

When used in filings by ViewPoint Financial Group, Inc. (“ViewPoint”) with the Securities and Exchange Commission (the “SEC”), in ViewPoint’s press releases or other public or stockholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “intends” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected, including, among other things: the expected cost savings, synergies and other financial benefits from the ViewPoint-LegacyTexas merger (the “Merger”) might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters might be greater than expected; changes in economic conditions; legislative changes; changes in policies by regulatory agencies; fluctuations in interest rates; the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; ViewPoint’s ability to access cost-effective funding; fluctuations in real estate values and both residential and commercial real estate market conditions; demand for loans and deposits in ViewPoint’s market area; the industry-wide decline in mortgage production; competition; changes in management’s business strategies and other factors set forth in ViewPoint’s filings with the SEC.

ViewPoint does not undertake - and specifically declines any obligation - to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.